EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Radio One, Inc. of our reports dated February 20, 2008, with respect to the consolidated financial statements and schedule of Radio One, Inc. subsidiaries, and the effectiveness of internal control over financial reporting of Radio One, Inc. and subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

Registration Statements on Form S-3

Registration Number	Date Filed

333-47762	October 11, 2000
333-58436	April 6, 2001
333-81622	January 29, 2002

Registration Statement on Form S-4

Registration Number	Date Filed

333-65278	July 17, 2001
333-127258	August 5, 2005

Registration Statements on Form S-8

Name	Registration Number	Date Filed
1999 Stock Option and Restricted Stock Plan	333-78123	May 10, 1999
1999 Stock Option and Restricted Stock Plan	333-42342	July 27, 2000
1999 Stock Option and Restricted Stock Plan	333-62718	June 11, 2001

1999 Stock Option and Restricted Stock Plan	333-100711	October 24, 2002

Amended and Restated 1999 Stock Option and Restricted Stock Plan	333-116805	June 24, 2004

Amended and Restated Employment Agreement Between Radio One, Inc. and Scott R. Royster dated October 18, 2000 and Amended and Restated Employment Agreement Between Radio One, Inc. and Linda J. Eckard Vilardo dated October 31, 2000
	333-121726	December 29, 2004

/s/ Ernst & Young LLP

Baltimore, Maryland
February 28, 2008